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                                                                    EXHIBIT 10.7

                                    [FORM OF]

                             AGENT CARRIER AGREEMENT

This agreement is made and entered into this __th day of _________, 1999 by and between Central Freight Lines, Inc., of 5601 West Waco Drive, Waco, Texas, 76702, hereafter called "Prime Carrier", and ________________________, hereafter called "Agent Carrier". As used herein the terms Prime Carrier and Agent Carrier include all employees, agents, servants of said Prime Carrier and Agent Carrier.

1.  RESPONSIBILITIES AND DUTIES OF AGENT CARRIER:

     1.1 The Agent Carrier shall efficiently, and in a manner satisfactory to the Prime Carrier, provide handling, pickup, delivery, and other specified services within its operating area for the Prime Carrier.

     1.2 In the performance of the services herein described, the Agent Carrier shall provide and assume full responsibility for the maintenance and operation of its vehicles, equipment, and terminal facilities, and for the direction and control of its employees, agents, and servants, as an independent contractor.

     1.3 The Agent Carrier shall be absolutely liable as an insurer for the Prime Carrier's freight in its possession and the records of the Prime Carrier as to the condition of freight when delivered by Prime Carrier to the Agent Carrier shall be conclusive evidence as between the parties hereto; the Agent Carrier shall be liable for any and all loss, damage, delay, or injury to person or property arising during or incident to the performance of any of the services specified herein and the Agent Carrier shall procure and maintain, at it's own expense, adequate policies of insurance as may be required by the Prime Carrier covering the liability hereby assumed which shall not be limited by the amount of such policies and that the Agent Carrier shall be fully liable herein. The basis from which discrepancies arising from the exchange of freight will be settled as follows. Any deviation from this agreement must have the joint written consent of all parties:

          A. FREIGHT INTERCHANGE

               a. All freight moving between the Prime Carrier and the Agent Carrier will be on a transfer without joint check basis.

               b. Tendering carrier, be it the Prime Carrier or the Agent Carrier, will provide a transfer document (unload report) for each shipment transferred.


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               c. Transfer document(s) will provide all pertinent information necessary to facilitate delivery of the shipment(s).

               d. Receiving carrier personnel will check, count, and inspect each shipment for proper billing, proper labeling (delivery name and address), piece count and condition.

               e. After counting, checking and inspecting the shipment(s), the receiving carrier personnel will record discrepancies (OS&D) on the unload report.

               f. Receiving carrier personnel will record discrepancies with descriptive notations and will legibly note employee name and identification number, pieces transferred, and date transferred on the transfer document(s).

               g. The original copy of the transfer document(s) will be retained by the tendering carrier. A copy of the transfer document(s) will be tendered to the receiving carrier with the shipment(s).

               h. No freight will be transferred without proper billing.

               i. The receiving carrier must forward via fax message, a copy of the "Trailer Unload Report" to the tendering carrier, no later than 12:00 noon local time, following unloading of the trailer (excluding weekends and holidays).

               j. On freight interchanged from the Prime Carrier to the Agent Carrier, the original delivery receipt will be used to note exceptions at the time of interchange and a duplicate of the delivery receipt will be used by the Agent Carrier to note exceptions at time of delivery.

               k. On freight interchanged from the Agent Carrier to the Prime Carrier the original bill of lading will be used to note exceptions at the time of pickup with a photocopy to be retained by the Agent Carrier. At time of interchange the Prime Carrier shall note any subsequent exceptions on the original bill of lading.

     B. OVERAGES, SHORTAGES, AND DAMAGE

               a. Overages will not be transferred by either carrier without prior written approval by the shipper. A copy of the shipper's written approval must be attached to the tendering carrier's transfer document(s). Overages transferred in error will be recorded by the


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               receiving carrier on the transfer documents and will be stopped in transit pending disposition from the tendering carrier.

               b. Shortages discovered during interchange must be recorded on the transfer document(s) with a complete description of the item(s) short when possible. In the interest of providing service, partial shipments will be accepted by the receiving carrier and moved to destination for delivery to the consignee.

               c. Damages discovered at time of transfer will be recorded on the transfer document(s) with a descriptive notation of the extent of damage.

          C. INSPECTIONS

               a. Inspections will be performed by an independent inspection agency on all damages, in excess of $350, discovered after delivery and reported by the consignee.

               b. Written notice of waived inspection will be kept on file for all damages reported by the consignee to be less than $350.

               c. Inspection costs will be assumed by the carrier requesting the inspection, and when necessary, will be adjusted at time of the claim. If claim is prorated, costs of inspection will be adjusted accordingly.

          D. APPORTIONMENT OF CLAIMS

               a. Apportionment of claims for cargo loss, damage or delay will be determined by exception recorded on the transfer document(s) for the claim shipment(s). Exceptions recorded on the transfer document(s) will be the liability of the tendering carrier. Receiving carrier will be liable for shipment(s) received in good order but delivered to the consignee with exception.

               b. Liability for concealed damage will be shared on a pro-rated revenue basis.

          E. TRANSMITTAL, SETTLEMENT, AND LITIGATION OF CLAIMS

               a. The transmittal, settlement and litigation of claims with the claimant shall be responsibility of the Prime Carrier.

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               b. All Agent Carrier claims liability shall be settled with the
               Prime Carrier.

          1.4 In furtherance of Para. 1.3, the Agent Carrier shall carry cargo loss and damage insurance in an amount acceptable to the Prime Carrier. The Agent Carrier shall provide to the Prime Carrier a current Certified Certificate of Insurance on an ongoing basis. The Agent Carrier shall also name the Prime Carrier as an additional insured.

          1.5 The Agent Carrier shall indemnify and hold harmless the Prime Carrier against any and all detention and/or demurrage bills in connection with units handled exclusively by the Agent Carrier.

          1.6 The Agent Carrier shall at all time comply with all applicable Federal, State, and Municipal laws, ordinances, tax requirements, rules and regulations and that it shall indemnify and hold harmless the Prime Carrier against any and all liability resulting from failure to comply with such laws, ordinances, tax requirements, rules or regulations.

          1.7 The Agent Carrier shall permit examination at any reasonable time by authorized representatives of the Prime Carrier of any and all records maintained pertaining to services provided for herein.

          1.8 The Agent Carrier Invoice to the Prime Carrier For Services
          Rendered: Presentation of invoice for services rendered, on a weekly basis, to include the Prime Carrier's freight bill number, weight, charges collected, if applicable, and the Agent Carrier's charges for each delivery or handling; said invoice is to be presented on a per trailer basis and should be accomplished by the register of shipments, a copy of the consist, a copy of the Prime Carrier's bill of lading to the Agent Carrier, and a copy of the Agent Carrier delivery receipt. For the purpose of this agreement a week will run from Sunday through Saturday.

          1.9 Collect On Delivery Shipments: No delivery of freight shipped on Order Bills of Lading or on a COD basis shall be made by the Agent Carrier until the Order bill of lading, properly endorsed, or COD monies have been surrendered to the Agent Carrier, unless said shipment is released by the Prime Carrier in writing; the Agent Carrier shall collect all COD monies in cash, cashier's check or money order unless otherwise authorized by the Prime Carrier in writing. All documents and/or monies shall be promptly delivered to the Prime Carrier's offices. COD fees shall accrue to the delivering carrier. If for any reason the Agent Carrier is unable to effect delivery, the Agent Carrier shall immediately contact the Prime Carrier for further instructions.

          1.10 The Agent Carrier shall not assess pricing established by the Prime Carrier for single-line service nor shall it disclose the Prime Carrier's joint line pricing


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          information to any person other than customers and prospective customers of the Prime Carrier.

2.  EQUIPMENT INTERCHANGE AGREEMENT

          2.1 Interchange of trailers or equipment between the parties to this agreement will be governed by the terms and conditions of separate written agreements.

3.  RESPONSIBILITIES AND DUTIES OF THE PRIME CARRIER

          3.1 The Prime Carrier shall provide the Agent Carrier with prompt and accurate information as to the shipments which are in route to the Agent Carrier.

          3.2 In furtherance of Para. 3.1, the Prime Carrier shall provide the Agent Carrier with delivery receipts, bills of lading, and such other documents as may be necessary for the handling and/or delivery of said shipments.

          3.3 Upon receipt of the Agent Carrier invoices for services rendered under this agreement, the Prime Carrier shall pay the Agent Carrier the amounts due according to the "Basis for Division of Revenue" provided in "Appendix A".

          3.4 The Prime Carrier will bill and collect all transportation charges from the "bill to" party, unless the Prime Carrier delivery document clearly indicates "Driver Collect", in which case Agent Carrier will collect and immediately remit freight charges to the Prime Carrier.

          3.5 It will be the responsibility of the Prime Carrier to handle and resolve all freight refusals and on hand freight.

4.  DEFAULT

          4.1 In the event of default by the Agent Carrier of any of the Agent Carrier's duties or responsibilities as contained in this agreement, the Agent Carrier shall be liable to the Prime Carrier for any damages, including incidental or consequential, which the Prime Carrier incurs as a result of said default.

5.  MISCELLANEOUS CONDITIONS

          5.1 Accessorial and/or arbitrary charges shall accrue to the carrier on whose line the services were performed.

          5.2 Fractions of a cent or percent will be omitted if less than one half of a cent or percent and increased to the next whole number if one half or more of a cent or percent.

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          5.3 It is understood by the Prime Carrier and the Agent Carrier, that in applying provisions of this agreement revenue accruing to either the Prime Carrier or the Agent Carrier will not exceed the local published rate for its portion of the through revenue.

          5.4 This agreement will not be construed in any manner , shape, or form as an exclusive agency relationship, and it is clearly understood that the Prime Carrier or the Agent Carrier have the absolute right to enter into similar agreements with any other parties without any limitations or restrictions whatsoever.

          5.5 This contract may be terminated by either party by giving the other party thirty (30) days notice in writing; or by either party immediately by written notice to the other party in the event of a breach by such party of any of the conditions of this agreement.

          5.6 This agreement shall not be assignable by either party hereto, nor shall the performance of any of the duties hereunder be delegable by either party hereto, without the written consent of the other party. This agreement shall not be assignable by operation of law.

          5.7 Nothing contained in this agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of partnership of joint venture or any association between any of the parties hereto other than the independent contracting parties.

          5.8 If either party hereto shall bring any suit or action against the other for relief, declaratory or otherwise, arising out of this agreement, the prevailing party shall have and recover against the other party, in addition to all court costs and disbursements, such sum as the Court may adjudge to be reasonable attorneys' fees.

          5.9 Each party shall indemnify and save harmless the other party and its subsidiaries and affiliates and their respective officers, directors, and employees (hereinafter collectively referred to as "Other Party") from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, and expenses, including without limitation, fees and expenses of legal counsel and expert witnesses, which may be imposed upon or incurred by or asserted against the Other Party, or any of them, by reason of: (I) injury or death to persons (including without limitation, employees of the Other Party); (II) damage to the property of any person or legal entity (including without limitation, the property of the Other Party); or (III) misrepresentation, breach of warranty or other breaches or defaults by the Other Party as a result of or arising out of any of the work or services performed under this agreement, provided, however, this agreement to indemnify and hold harmless the Other Party shall not be applicable to the extent that such liabilities, obligations, losses, damages, penalties, claims,


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          actions, suits, costs, charges and expenses are attributable to the sole negligence or intentional conduct of the Other Party.

          5.10 Time is of the essence with respect to the performance of each of the covenants and agreements herein set forth.

          5.11 Except to the extent provided in Para. 2 "Equipment Interchange Agreement", this agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein.


         Central Freight Lines, Inc.                 -----------------
                                                             -----------------
         P.O. Box 2638
         Waco, Texas  76702

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         Clay Embry



         Director of Administration
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Appendices
Appendix A - Basis for the Division of Revenue